CONSULTING AGREEMENT

This Agreement (the ““Agreement””) is dated September 8, 2008 and is entered into by and between Royalite Petroleum Co. Inc. (hereinafter referred to as ““CLIENT””) and La Jolla IPO Incorporated (hereinafter referred to as ““LIPO””).

1. CONDITIONS. This Agreement will not take effect, and LIPO will have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to LIPO (either by mail or facsimile copy). CLIENT shall be truthful with LIPO in regard to any relevant material regarding CLIENT, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice.

Agreed, CLIENTS INITIALS: ___[initial]__________

Upon execution of this Agreement, CLIENT agrees to cooperate with LIPO in carrying out the purposes of this Agreement, keep LIPO informed of any developments of importance pertaining to CLIENT’s business and abide by this Agreement in its entirety.

2.	SCOPE AND DUTIES. During the term of this Agreement, LIPO will perform the following services for CLIENT:

2.1	DUTIES TO BE PERFORMED FOR CLIENT

CAPITAL FORMATION

1st TIER]

AMOUNT:	$20,000,000

EXEMPTION:	PRIVATE PLACEMENT PURSUANT TO REG. ‘D’ [505/506]

TYPE:	COMMON

PRICE:	UNITS CONSISTING OF – 1 [ONE] $0.50 SHARE + 1 [ONE] $.85 WARRANT [EXCERSIZEABLE WITHIN TWO YEARS OF THE DATE OF SUBSCRIPTION]

TERMS:	ALL STOCK ISSUED PURSUANT TO RULE 144

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2nd TIER]

AMOUNT:	$30,000,000

EXEMPTION:	PRIVATE PLACEMENT PURSUANT TO REG. ‘D’ [505/506]

TYPE:	COMMON

PRICE:	UNITS CONSISTING OF – 1 [ONE] $.70/ SHARE + 1 [ONE] $1.35 WARRANT [EXCERSIZEABLE WITHIN TWO YEARS OF THE DATE OF SUBSCRIPTION]

TERMS:	ALL STOCK ISSUED PURSUANT TO RULE 144

GENERAL FINANCIAL PUBLIC RELATIONS SERVICES

  Local/National News – LIPO shal introduce CLIENT achievements and newsworthy events to news organization such as FOX, ABC, CBS and NBC.Additionally, LIPO shall contact the producers of television shows that may express interest regarding our client’s similarities to their particular theme.

  A minimum of twenty-one Radio shows in a three month booking period. LIPO shall provide the training, and the expertise to better prepare CLIENT.

  Strategic Planning and Partnering Licensing Agreements and Marketing Promotions

  Review and rewrite [if necessary] of Company issued press releases

  Assistance in distribution of company news as appropriate and in concert with milestones and newsworthy events [DOW, BLOOMBERG, REUTERS, ET. AL]

  Distribute CLIENT news and relevant information to market makers, financial media, selected Internet stock pages/threads and OTC analyst community

  News Print Dissemination - All newsworthy items and press releases will be delivered to fifty-five individuals associated with newspapers, magazines and other printed material. We possess valued relationships with major newspapers, magazines and other forms of printed advantages. Your newsworthy events or products and services, depending on uniqueness, are provided to these groups.

  Provide general financial public relations support to CLIENT

RETAIL SUPPORT

  Facilitate introductions to criteria-specific Broker-Dealers to assist in ‘retail’ support

  Facilitate introductions to criteria-specific Market Makers to assist in ‘retail’ support

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  Participate in CLIENT due diligence presentation(s) to Broker-Dealers and Market Makers

AUDIO WEBCAST SERVICES [INTERNET ONLY]

  Feature Company in monthly Internet Chat Webcasts

  Pre-announce all Webcasts and Video Feature on company to Broker-Dealer, Market-Maker Database and Opt-In database

  Archiving of Webcasts and interviews to client website

  Announce interviews on all OTC and Small/Micro Cap News and Message servers [press releases NOT included]

  Conversion of all Webcasts and Video Features on company and interviews to .wav,.mpg or applicable format

SHAREHOLDER COMMUNIQUE PRODUCTION

  Write, edit and graphically produce, bind and in-house printing of 4-color ‘Shareholder Communiqué’

  Conversion of ‘Shareholder Communiqué’ to .pdf format [Adobe Acrobat]

  Archive ‘Shareholder Communiqué’ on client website
2.2

Advice and Counsel. LIPO will provide advice and counsel regarding CLIENT’s strategic business and financial plans, strategy and negotiations with potential lenders/investors, joint venture, corporate partners and others involving financial and financially-related transactions.

2.3

Introductions to the Investment Community. LIPO has a familiarity or association with numerous broker/dealers and investment professionals across the country and will enable contact between CLIENT and/or CLIENT’s affiliate to facilitate business transactions among them. LIPO shall use its contacts in the brokerage community to assist CLIENT in establishing relationships with private equity capital sources (venture capital, etc.) and securities dealers while providing the most recent information about CLIENT to interested securities dealers on a regular and continuous basis. LIPO understands that this is in keeping with CLIENT's business objectives and plan to market CLIENT's business or project to the investment community.

2.4

CLIENT and/or CLIENT's Affiliate Transaction Due Diligence. LIPO will participate and assist CLIENT in the due diligence process on all proposed financial transactions affecting CLIENT of which LIPO is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

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2.5

Additional Duties. CLIENT and LIPO shall mutually agree upon any additional duties that LIPO may provide for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2.6

Standard of Performance. LIPO shall devote such time and efforts to the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. LIPO is not responsible for the performance of any services which may be rendered hereunder if the CLIENT fails to provide the requested information in writing prior thereto. The services of LIPO shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant. LIPO cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is expressed in satisfying all or part of CLIENT's financial needs, LIPO shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest. LIPO's duty is to introduce and market CLIENT's funding request to appropriate funding sources. LIPO will in no way act as a "broker-dealer" under state securities laws. Because all final decisions pertaining to any particular investment are to be made by CLIENT, CLIENT may be required to communicate directly with potential funding sources.

2.7

Non-Guarantee. LIPO MAKES NO GUARANTEE THAT LIPO WILL BE ABLE TO SUCCESSFULLY MARKET AND IN TURN SECURE A LOAN OR INVESTMENT FINANCING FOR CLIENT, OR TO SUCCESSFULLY PROCURE SUCH LOAN OR INVESTMENT WITHIN CLIENTS DESIRED TIMEFRAME OR TO GUARANTEE THAT IT WILL SECURE ANY LOAN OR INVESTMENT FINANCING WITH A SPECIFIC OR MINIMUM RETURN, INTEREST RATE OR OTHER TERMS. NEITHER ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOR THE PAYMENT OF DEPOSITS TO LIPO BY CLIENT PURSUANT TO FEE AGREEMENTS FOR SERVICES NOT CONTEMPLATED HEREIN SHALL BE CONSTRUED AS ANY SUCH GUARANTEE. ANY COMMENTS MADE REGARDING POTENTIAL TIME FRAMES OR ANYTHING THAT PERTAINS TO THE OUTCOME OF CLIENT'S FUNDING REQUESTS ARE EXPRESSIONS OF OPINION ONLY. CLIENT ACKNOWLEDGES AND AGREES IT IS NOT REQUIRED TO MAKE EXCLUSIVE USE OF LIPO FOR ANY SERVICES OR DOCUMENTATION DEEMED NECESSARY FOR THE PURPOSE OF SECURING INVESTMENTS. LIPO HAS MADE NO SUCH DEMANDS IN ORDER FOR CLIENT'S PROJECT TO BE MARKETED UNDER THE TERMS OF THIS AGREEMENT. LIPO HOLDS NO EXCLUSIVE RIGHTS TO THE MARKETING OF CLIENT'S PROJECT.

Agreed, CLIENT INITIALS:__ [initial]____

3. COMPENSATION TO LIPO.

3.1CLIENT will pay for services described herein. The fees shown below shall be payable as follows:

3.1.a) Due at inception of this Agreement:	1,000,000 144/RESTRICTED
SHARES OF OTCBB: RYPE.OB

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3.1.b) Due MONTHLY.:	$ 0,000

3.1.a) Due the 1st day of month three:
* 000000 144/RESTRICTED
SHARES OF OTCBB:

OR

3.1.a) Due at inception of this Agreement:	00000 FREE TRADING SHARES
OF OTCBB:

3.1.b) Due MONTHLY.:	$ 0,000

3.1.a) Due the 1st day of month three:
*00000 144/RESTRICTED
SHARES OF OTCBB:

**NOTE – UPON DELIVERY TO LIPO OF ANY RESTRICTED SHARES CONTEMPLATED WITHIN THIS AGREEMENT, CLIENT SHALL HAVE ITS COUNSEL PROVIDE LIPO WITH AN OPINION “RULE 144 LETTER OF OPINION” FROM CLIENT’S COUNSEL WHEN SAID SHARES BECOME UNRESTRICTED. ADDITIONALLY, CLIENT SHALL PROVIDE LIPO WITH AN IRREVOCABLE LETTER OF LIPO’S OWNERSHIP OF SAID SHARES STATING THAT SAID SHARES MAY NOT BE CANCELLED AND THE REMOVAL OF THE RESTRICIVE LEGEND ON SAID SHARES SHALL NOT BE IMPEDED. CLIENT INITIALS__[initial]_____

3.2 Fees for Direct Investment, Merger/Acquisition. In the event that LIPO, on a non-exclusive basis, introduces CLIENT or a CLIENT affiliate to any third party funding source(s), underwriter(s), merger partner(s) or joint venture(s) who then enters into a funding, underwriting, merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate, CLIENT hereby agrees to pay LIPO advisory fees pursuant to the following schedule and based on the aggregate amount of such funding, underwriting, merger, joint venture or similar agreement with CLIENT or CLIENT's affiliate. Advisory fees are deemed earned and shall be due and payable at the first close of the transaction, however, in certain circumstances when payment of advisory fees at closing is not possible, within 24 hours after CLIENT has received the proceeds of such investment. This provision shall survive this Agreement for a period of one year after termination or expiration of this Agreement. In other words, the advisory fee shall be deemed earned and due and payable for any funding, underwriting, merger, joint venture or similar transaction which first closes within a year of the termination or expiration of this Agreement as a result of an introduction as set forth above.

Agreed, CLIENT INITIALS: __[initial]_____

A.

Direct Investment. For a direct investment or loan made to CLIENT by a third party investor/lender either introduced to CLIENT by LIPO or which contacted CLIENT directly as a result of LIPO’s efforts, CLIENT shall pay LIPO a introduction fee of 7 2/3 % of total investment or loan amount received by CLIENT from the third party investor/lender.

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B.	Joint Venture/Sales/Sales Distribution. For a Joint Venture/Sales/Sales Distribution introduced to CLIENT by LIPO or which contacted CLIENT directly as a result of LIPO’s efforts, CLIENT will pay a 2% introduction fee to LIPO prior to the closing of said Joint Venture.

4.

Term. TERM OF AGREEMENT IS SIX MONTHS. THIS AGREEMENT MAY BE CANCELLABLE AT ANY TIME BY EITHER PARTY IN WRITING. IF AGREEMENT IS TERMINATED, COMPENSATION RECEIVED SHALL BE RETAINED BY LIPO AND NO FURTHER FEES SHALL REMAIN DUE.

5.

Non Circumvention. In and for valuable consideration, CLIENT hereby agrees that LIPO may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, existing or potential investors, lenders, borrowers, trusts, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (an ““Opportunity”” or ““Opportunities””). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of LIPO, and shall be treated as confidential information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with LIPO in which LIPO is directly and actively involved, and never without LIPO's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly through LIPO, without the prior written approval of LIPO. LIPO is relying on CLIENT’s assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT’s signed assent to these terms, LIPO would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

6.

Arbitration. The parties herein agree to arbitrate any dispute pursuant to the guidelines set forth by the American Arbitration Association. NOTE: IF ANY PARTY SHALL INSTITUTUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.

7.

All activities of LIPO under this Agreement will be done in compliance with all securities and other laws.The consultant and any parties contracted by the consultant shall not engage in Spamming or any other improper or manipulative practices.

8.	No materials shall be distributed by LIPO that have not been approved in writing by the Client

9.	The Consultant represents that it is an accredited investor as defined in Rule 501 of Regulation D.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

CLIENT:
Royalite Petroleum Co. Inc.	LA JOLLA IPO INCORPORATED.

/s/ Norris R. Harris	/s/ Edward Monet

By:	BY: EDWARD MONET

Its: CEO & Chairman______________________	Its: MANAGING DIRECTOR

Date: 9/12/2008	Date: 9/15/2008

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